UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2008

Boyd Gaming Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-12882	88-0242733
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3883 Howard Hughes Parkway, Ninth Floor
Las Vegas, Nevada    89169
(Address of principal executive offices including zip code)

(702) 792-7200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On April 29, 2008, Boyd Gaming Corporation (the "Company") issued a press release announcing its financial results for the three months ended March 31, 2008 and other financial information. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.06    Material Impairments.

As previously reported in the Company's Form 10-K for the year ended December 31, 2007 (the "10-K"), the Company disclosed that it decided to postpone redevelopment of Dania Jai-Alai ("Dania") due to various factors discussed in the Form 10-K, including the introduction of expanded gaming at a nearby Native American casino, legislation allowing additional casino gaming venues in Florida, and the existing Broward County pari-mutuel casinos performing below the Company's expectations for the market. In connection with its decision to postpone redevelopment, the Company tested Dania's long-lived and intangible assets for impairment and, on April 25, 2008, determined that it would record an $84.0 million pre-tax impairment charge for the first quarter 2008, principally related to the write off of Dania's entire intangible license right.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.
99.1	Press Release dated April 29, 2008*

__________

*Pursuant to Item 2.02 of Form 8-K, Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2008	Boyd Gaming Corporation

/s/ Josh Hirsberg Josh Hirsberg Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated April 29, 2008 Also provided in PDF format as a courtesy.